Exhibit 99.2

         Brookfield and TerraForm Power: New Sponsor Transaction  March 7, 2017

       This presentation provides certain information relating to a new sponsor transaction between TerraForm Power, Inc. (“TerraForm Power” or the “Company”) and Brookfield Asset Management Inc. (“Brookfield”)Please review this information together with the information contained in our current report on Form 8-K filed with the SEC on March 7, 2017 and the risk factors detailed in our annual report on Form 10-K for the fiscal year ended December 31, 2015 filed with the SEC on December 5, 2016 and our Form 10-Q for the quarter ended September 30, 2016 filed with the SEC on February 24, 2017.The Company’s last quarterly report was its Form 10-Q for the period ended September 30, 2016. You should also refer to our Form 10-K for the fiscal year 2015 and the other filings we have made with the SEC.Please review the information contained herein relating to Brookfield together with the risks and other factors detailed from time to time in its documents filed with securities regulators in the United States and Canada.ADDITIONAL INFORMATION AND WHERE TO FIND ITThis presentation may be deemed to be solicitation material in respect of the proposed Transactions. In connection with the proposed Transactions, Brookfield and the Company intend to file relevant materials with the SEC, including the Company’s proxy statement on Schedule 14A. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to TerraForm Power, Inc., 7550 Wisconsin Avenue, 9th Floor, Bethesda, Maryland 20814: (240) 762-7700, or from the Company’s website, https://www.terraformpower.com/.  2  Risk Factors & Additional Information

       This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements. They may include estimates of financial metrics such as expected adjusted earnings before interest, taxes, depreciation and amortization, cash available for distribution, earnings, revenues, capital expenditures, liquidity, capital structure, future growth, financing arrangement and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements are based on the Company’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although the Company believes its respective expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially.By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, the expected timing and likelihood of completion of the Transactions, including the timing, receipt and terms and conditions of any required governmental approvals of the Merger or the other Transactions that could cause the parties to abandon the Transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the Transaction Agreement; the risk of failure by the Bankruptcy Court to confirm the Settlement Agreement, the Voting and Support Agreement and any other agreement entered into in connection with the Merger or the Transactions to which SunEdison or any other debtor will be a party; the risk of failure of the holders of a majority of the outstanding Shares to adopt the Transaction Agreement and to obtain the requisite stockholder approvals; the risk that the parties may not be able to satisfy the conditions to the Transactions in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the Transactions; the risk that any announcements relating to the Transactions could have adverse effects on the market price of the Company’s common stock; the risk that the Transactions and their announcement could have an adverse effect on the Company’s ability to retain and hire key personnel and maintain relationships with its suppliers and customers and on its operating results and businesses generally; the Company’s relationship with SunEdison, including SunEdison’s bankruptcy filings; risks related to events of default and potential events of default arising under project-level financings and other agreements due to various factors; risks related to the Company’s failure to satisfy continued listing requirements of NASDAQ; the Company’s ability to sell projects at attractive prices as well as to integrate the projects the Company acquires from third parties or otherwise realize the anticipated benefits from such acquisitions, including through refinancing or future sales; actions of third parties, including but not limited to the failure of SunEdison to fulfill its obligations and the actions of the Company’s bondholders and other creditors; price fluctuations, termination provisions and buyout provisions in offtake agreements; delays or unexpected costs during the completion of projects the Company intends to acquire; regulatory requirements and incentives for production of renewable power; operating and financial restrictions under agreements governing indebtedness; the condition of the debt and equity capital markets and the Company’s ability to borrow additional funds and access capital markets; the impact of foreign exchange rate fluctuations; the Company’s ability to compete against traditional and renewable energy companies; hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages or other curtailment of the Company’s power plants; departure of some or all of SunEdison’s employees, particularly key employees and operations and maintenance or asset management personnel that the Company significantly relies upon; pending and future litigation; and the Company’s ability to operate the Company’s business efficiently, including to manage the transition from SunEdison information technology, technical, accounting and generation monitoring systems, to manage and complete governmental filings on a timely basis, and to manage the Company’s capital expenditures. Many of these factors are beyond the Company’s control.The Company disclaims any obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in the Company’s Form 10-K for the 2015 fiscal year and Forms 10-Q for the first, second and third quarters of 2016, as well as additional factors it may describe from time to time in other filings with the SEC. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.  3  Forward-Looking Statements – TerraForm Power

       This investor presentation contains "forward-looking information" within the meaning of Canadian provincial securities laws and "forward-looking statements" within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, Section 21E of the U.S. Securities Exchange Act of 1934, as amended, "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995 and in any applicable Canadian securities regulations. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, include statements regarding the operations, business, financial condition, expected financial results, performance, prospects, opportunities, priorities, targets, goals, ongoing objectives, strategies and outlook of Brookfield and its subsidiaries and include words such as "expects," "anticipates," "plans," "believes," "estimates," "seeks," "intends," "targets," "projects," "forecasts" or negative versions thereof and other similar expressions, or future or conditional verbs such as "may," "will," "should," "would" and "could.“Forward-looking statements contained herein include statements with respect to the transaction with TerraForm Power and our expectations for this entity; the anticipated benefits of the sponsorship transaction; and other statements with respect to our beliefs, outlooks, plans, expectations and intentions. Although Brookfield Asset Management believes that TerraForm Power’s anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, the reader should not place undue reliance on forward-looking statements and information as such statements and information involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to differ materially from anticipated future results, performance or achievement expressed or implied by such forward-looking statements and information.Factors that could cause actual results to differ materially from those contemplated or implied by forward-looking statements include, but are not limited to: the impact or unanticipated impact of general economic, political and market factors in the countries in which we do business; the behavior of financial markets, including fluctuations in interest and foreign exchange rates and our ability to access the capital markets and credit markets; the ability to complete and effectively integrate acquisitions into existing operations and the ability to attain expected benefits; the threat of litigation, whether with respect to this transaction, TerraForm Power or otherwise; changes in accounting policies and methods used to report financial condition (including uncertainties associated with critical accounting assumptions and estimates); the effect of applying future accounting changes; business competition; operational and reputational risks; technological change; changes in government regulation and legislation within the countries in which we operate or which TerraForm Power operates; governmental investigations; changes in tax laws; ability to collect amounts owed; catastrophic events, such as earthquakes and hurricanes; the possible impact of international conflicts and other developments including terrorist acts and cyber terrorism; and other risks and factors detailed from time to time in our documents filed with the securities regulators in Canada and the United States.We caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on our forward-looking statements to make decisions with respect to Brookfield Asset Management or TerraForm Power, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Except as required by law, Brookfield undertakes no obligation to publicly update or revise any forward-looking statements or information, whether written or oral, that may be as a result of new information, future events or otherwise.This does not constitute an offer of any Brookfield fund.  4  Forward-Looking Statements - Brookfield

A New Chapter for TerraForm Power Under Brookfield Sponsorship

- Transformative arrangement with a world-class sponsor that positions TerraForm Power for future growth
- Consideration to shareholders that includes upfront cash as well the option of a significant retained stake in TerraForm Power to capture potential upside from the transaction
- Removes overhang from SunEdison bankruptcy
- Sponsorship will provide strong alignment of Brookfield with minority shareholders

Brookfield

TerraForm Power

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Summary of Transaction and Settlement

- **Brookfield will own 51% in TERP post-closing[1]**
- **Class A shareholders to receive $11.46 per share (derived from a pre-SunEdison settlement price of $12.00 per share[2])**
- **~3,500 MW Right of First Offer ("ROFO") portfolio in North America and Western Europe provided by Brookfield to TERP**
  - ~1,200 MW of operating wind plants
  - ~2,300 MW of development-stage wind & solar plants
- **$500 million acquisition financing facility offered by Brookfield to support TERP's future growth**
- **$1.7 billion implied total equity value for TERP**
- **$6.6 billion implied total enterprise value[3] for TERP**
- **For each Class A share, TERP shareholders will receive:**
  - A special dividend of $1.94[4]
  - AND EITHER $9.52 in cash

    OR 1 share in post-transaction TERP, which will remain publicly traded on Nasdaq
- **TERP shareholders will have the option to elect cash or stock, subject to proration, for their consideration (other than the special dividend)[5]**

1. Brookfield is entitled to receive additional Class A shares from TerraForm Power based upon the costs to TERP of resolving certain pending TERP litigation matters
2. After accounting for impact stemming from the resolution of claims with SunEdison; Brookfield to pay $622M for 65.3M shares; Proceeds to be distributed amongst SunEdison and Class A shareholders (excluding Brookfield); based on pre-settlement price of $12.00 per share
3. Enterprise value calculated as follows: $1,704 million equity value + $3,857 million net debt + $994 million non-controlling interests (excluding SunEdison); Balance sheet data as of September 30, 2016 from the latest 10-Q; includes non-recourse project debt
4. Total special dividend of $288M paid to 148.6M total shares, post SunEdison settlement
5. Cash or stock may be subject to pro rata distribution depending on shareholder election decision; Class A shareholders will receive between $1.94-$11.46 in cash, and between 0.0-1.0 shares in the pro forma entity per existing Class A share

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       Robust Review Process Culminates in Brookfield Sponsorship  TERP conducted a robust review of strategic alternatives over nearly seven months, with multiple options evaluatedTERP, in collaboration with SunEdison, contacted a broad range of strategic and financial parties and received a number of proposals in JanuaryTERP entered into exclusivity with Brookfield on January 20, 2017to explore a sale of the company or sponsorshipThe TERP Board determined that Brookfield’s sponsorship delivers the most value and strategic benefits to shareholders relative to other options, including stand-alone operations  7

 8        Portfolio as of December 31, 20163.0 GW 1 Wind and Solar Portfolio …              With High Credit-Quality Counterparties  High quality average credit rating of A; 86% rated investment grade 2        Exclusively renewable assetsUnder Long-Term Contracts …            11-15 years50%  16-20 years17%Average remaining PPA life of 15 years  20+ years18%  6-10 years5%  0-5 years10%                          AA+14%  AA 8%AA- 1%  A+13%  A4%  A- 15%  BBB+23%  < IG 4%BBB- 3%BBB4%  NR AAA10% 1%      Solar 49%  Wind 51%  Includes 365 MW U.K. portfolio, the sale of which was announced in January 201710% not rated; 4% rated non-investment grade  With Estimated Average 26 Year Remaining Useful Life …(MW Weighted)  (MW Weighted)  (MW Weighted)  TERP is a Best-in-Class Contracted Renewable Generation Portfolio        <2years 27%  2-5 years52%Average asset age of 3.6 years  >5 years21%

TerraForm Power Recent Developments

- **TERP filed its Form 10-Q for 3Q 2016 on February 24**
  - By filing, TERP temporarily regained compliance with Nasdaq rules regarding periodic filings
  - TERP was not able to file its 10-K by the deadline of March 1 and is requesting an extension from Nasdaq, which it may grant at its discretion
  - TerraForm Power has also requested a deadline extension to hold its annual shareholder meeting, following its 10-K filing

- **Despite continued progress in separating from SunEdison, TERP continues to face challenges with our current sponsor**
  - As a result of these headwinds, we now expect 2017 CAFD to be closer to the low end of our last published estimate range ($120 million)
  - Going forward, we anticipate Brookfield's strength as a sponsor should help us to improve our fleet operations, grow the company, and increase our cash flows

Brookfield

TerraForm Power

9

Compelling Value Proposition of a Brookfield Sponsorship

- **TERP will serve as Brookfield's primary operating wind and solar energy company in North America and Western Europe**
- **Supports TERP with additional strategic, financial, and investing expertise to strengthen operations and grow the portfolio, with goals including:**
  - Moving TERP to investment grade over time
  - Resuming quarterly dividend payments and enabling future growth in DPS
- **Promotes growth and aligns incentives**
  - Brookfield to receive annual management fees
  - Brookfield to receive incentive distribution rights
- **Mitigates significant risks of executing stand-alone plan**
- **Brookfield to provide access to ROFO pipeline comprised of ~1,200 MW operating wind portfolio and ~2,300 MW development pipeline**
- **$500 million acquisition financing facility to be provided by Brookfield to offer a source of growth capital while TERP cost of capital remains elevated**

Brookfield TerraForm Power

10

Brookfield Offers World Class Sponsorship Capabilities

- **Proven operating, investing and turnaround expertise**
  - 100-year history and track record as cornerstone investor aligned with other stakeholders
- **~$250 billion assets under management including ~$80 billion assets within sponsored public issuers**
- **Brookfield operates one of the largest publicly traded pure-play renewable power businesses globally**
  - $30 billion power assets under management
  - 10,700 MW operating portfolio located in 15 power markets across 7 countries
  - Experienced management team with proven track record has delivered 16% compounded annualized return since 1999

Brookfield
TerraForm Power
11

Resolution of Claims with SunEdison

- **Settlement agreement negotiations with SunEdison have been ongoing since entering into an MOU on January 20, 2017**
- **The settlement agreement was executed on March 6, 2017 and is subject to SunEdison bankruptcy court approval**
- **The settlement agreement contains certain terms to resolve the legal relationship between TERP and SunEdison, including:**
  - Increasing SunEdison's ownership to 36.9% of TERP by issuing ~6.6 million incremental shares to SunEdison immediately prior to completion of the transaction[1]
  - Full mutual release of all claims of SunEdison and its affiliated debtors and non-debtors
- **The TERP Board of Directors approved the settlement agreement upon the recommendation of TERP's Corporate Governance and Conflicts Committee**

Brookfield TerraForm Power

1. In addition, SunEdison will have the option, in certain circumstances following a termination of the Merger Agreement, to convert its Class B Shares into an amount of Class A Shares representing 36.9% of the total Class A Shares

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Clear Path to Completion  Requires bankruptcy court approval of the settlement agreement and SunEdison’s vote in favor of the sponsorship transactionAnticipate holding a shareholder vote that will require approval by a majority-of-the-minority1Customary regulatory approvals2Closing expected in 2H 2017        Sponsorship Maximizes Value for Shareholders and Secures Strong Future for Additional Value Creation  13  Excluding SunEdison, Brookfield, their respective affiliates and any person with whom any of them constitutes a “group” as defined in the Securities Exchange ActExpected required approvals include HSR, CFIUS, FERC, New York Public Service Commission, and Public Utility Commission of Texas

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